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                                                                   EXHIBIT 10.16


                        PLAN HIGHLIGHTS

         The Barr Laboratories, Inc. Excess Savings & Retirement Plan is designed to help you save for retirement. The plan is "Non-Qualified," meaning it is not qualified under Section 401 of the Internal Revenue Code. However the amounts contributed to the plan by you and your employer are not subject to Federal and State income tax until distributed from the plan. Until distribution, the contributions and any earnings are held in an irrevocable trust known as a "rabbi trust" by an independent trustee, Fidelity Management Trust Company. The trust assets must remain subject to the Employer's creditors in the event of insolvency in order to avoid current income taxation.

                                  ELIGIBILITY

         You are eligible to participate in the Plan if you are an Employee listed on Appendix A of the Adoption Agreement.

                                 CONTRIBUTIONS

- EMPLOYEE DEFERRAL CONTRIBUTIONS. You may defer between 1 and 12% of your eligible Compensation, less any tax deferred or after tax contributions for the Plan Year under the Qualified Savings and Retirement Plan. Your Deferral Contribution Election will remain in effect until a new one is made and any new election will not be effective until the first day of the following Plan Year.

- EMPLOYER MATCHING CONTRIBUTIONS. The Employer will make a matching contribution on your Deferral Contributions in an amount, equal to 100% of your Deferral Contributions, but not to exceed 10% of your compensation.

         - NOTE: Eligible compensation is equal to your total compensation excluding the value of a qualified or a non-qualified stock option.

                                  INVESTMENTS

         You may invest among the following funds managed by Fidelity
         Investments.

                  Fund Option 1: Fidelity Puritan (0004)

                  Fund Option 2: Fidelity Low-Priced Stock (0316)

                  Fund Option 3: Spartan U.S. Equity Index Fund (0650)

                  Fund Option 4: Fidelity Diversified International Fund (0325)

                  Fund Option 5: Fidelity U.S. Bond Index Portfolio (0651)

         NOTE: The Fidelity Fund Number assigned to each fund is identified in parentheses.

         You may redirect your future contributions simply by calling the toll-free number provided by Fidelity. You may also call the same number to make exchanges among the plan's investment options. You may contact a Fidelity telephone representative between 8:30 AM (ET) and 8:00
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         PM (ET) on any business day. Exchanges requested before 4:00 PM (ET)
         will be posted that business day based upon the closing price of the affected mutual fund(s). Exchanges requested after 4:00 PM (ET) will be processed on the next business day. The minimum exchange is the lesser of $250 or 100% of your account balance in the mutual fund. If your exchange is less than $250 then it may only be exchanged into one mutual fund.

         You may contact a Fidelity representative at 1-800-544-8888 to obtain a prospectus or information about a mutual fund. To protect its shareholders, each fund reserves the right to modify its exchange privileges as outlined in the fund prospectus with sixty days written notice.


                                    VESTING

         The term "vesting" refers to your right to the contributions in your account. You are always 100% vested in your employee contributions (deferral contributions).

         Employer matching contributions will be vested in accordance with the following schedule:

               Years of Service        Vesting Percentage
               ----------------        ------------------
                      0                        0%
                      1                       20%
                      2                       40%
                      3                       60%
                      4                       80%
                      5                      100%

         For this purpose, Years of Service prior to the effective date of the plan (July 1, 1999), shall be considered.

                              ACCESS TO YOUR MONEY

-        The Plan requires a lump sum payout upon termination of employment.

- You may request a hardship withdrawal prior to termination of your employment, if you qualify, subject to a $1,000 minimum.

                               STATEMENT SCHEDULE

You will receive a statement four times a year within 20 days after February 28, May 31, August 31, and October 31 disclosing the value of your account balances.

                       Fidelity Distributors Corporation
                           General Distribution agent
                              82 Devonshire Street
                                Boston, MA 02109